                                                                    Exhibit 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference constituting part of this registration statement on Form S-3/A of our report dated July 3, 2001, except
Note 21 which is April 18, 2002, on Form 10-KSB/A for Chequemate International, Inc. dba C-3D Digital, Inc., for the fiscal year ended March 31, 2001. We also consent to the incorporation and to the reference to us under the heading "Experts" in the registration statement.


/s/ HJ & Associates, LLC
--------------------------------
HJ & Associates, LLC
Salt Lake City, Utah

May 10, 2002